UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Astea International Inc. 240 Gibraltar Road
Horsham, Pennsylvania 19044
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
June 22, 2016

To the Stockholders of Astea International Inc.:

The Annual Meeting of Stockholders of Astea International Inc., a Delaware corporation, will be held on Wednesday, June 22, 2016 at 11:00 a.m., local time, at our headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, for the following purposes:

1.	To elect five directors to serve until the next Annual Meeting of Stockholders.
2.	To approve the 2016 Stock Option Plan.
3.	To ratify the selection of EisnerAmper LLP as independent auditors for the fiscal year ending December 31, 2016.
4.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 25, 2016, the Record Date fixed by our Board of Directors, are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

By Order of the Board of Directors

Zack Bergreen Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 22, 2016:

THE PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE IN THE INVESTORS SECTION OF OUR WEBSITE AT:  www.astea.com

Horsham, Pennsylvania
May 13, 2016

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

Astea International Inc. 240 Gibraltar Road
Horsham, Pennsylvania 19044

PROXY STATEMENT

Why are you receiving these proxy materials?

This proxy statement, along with the form of proxy enclosed, which was first mailed to stockholders on or about May 13, 2016, are being furnished to you by the Board of Directors of Astea International Inc., a Delaware corporation (which we may refer to as "we," "us," "our," "Astea" or the "Company") in connection with our Annual Meeting of Stockholders to be held on Wednesday, June 22, 2016, at 11:00 a.m. local time, at our headquarters at 240 Gibraltar Road, Horsham, Pennsylvania 19044, or at any adjournments or postponements thereof (the "Annual Meeting").

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will be asked to vote on the following matters:

•	To elect our Board of Directors;

•	To approve the 2016 Stock Option Plan;

•	To ratify EisnerAmper LLP ("EisnerAmper") as our independent registered public accounting firm;

•	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Other than the matters set forth above, we do not know of any other matters that may come before the Annual Meeting.  If any other matters are properly presented to the Annual Meeting, the persons named as proxies in the accompanying proxy card intend to vote or otherwise act in accordance with their judgment on the matter.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2016 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 3,587,299 shares of our Common Stock, $0.01 par value per share (the "Common Stock"), were issued and outstanding.  During the 10 days before the Annual Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call our switchboard at 215-682-2500 and ask for Rick Etskovitz to arrange a visit to our offices.

What are the voting rights of the holders of our Common Stock?

The holders of Common Stock are entitled to one vote per share of Common Stock on any proposal presented at the Annual Meeting. Stockholders may vote in person or by proxy.

How can you vote?

If you are a record holder, meaning your shares are registered in your name, you may vote or submit a proxy:

1.  By Mail - Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope. Your shares will be voted according to your instructions. If you sign your proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. Unsigned proxy cards will not be voted.

2. In Person at the Meeting - If you attend the Annual Meeting, you may deliver a completed and signed proxy card in person or you may vote by completing a ballot, which we will provide to you at the Annual Meeting.  If you hold your shares through a bank or broker and wish to vote in person, please bring a "legal" proxy from your bank or stockbroker.

Beneficial Owners and Broker Non-Votes

A significant portion of our stockholders hold their shares in "street name" through a stockbroker, bank, or other nominee, rather than directly in their own names. If you hold your shares in one of these ways, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your stockbroker, bank, or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your stockbroker, bank, or other nominee on how to vote your shares. If you hold your shares in street name, your stockbroker, bank, or other nominee has enclosed a voting instruction card for you to use in directing your stockbroker, bank, or other nominee in how to vote your shares.

Stockbrokers, banks, or other nominees who hold shares in street name for customers have the discretion to vote those shares with respect to certain matters if they have not received instructions from the beneficial owners. Stockbrokers, banks, or other nominees will have this discretionary authority with respect to routine matters such as the ratification of the appointment of our independent registered public accounting firm; however, they will not have this discretionary authority with respect to non-routine matters, including each of the other proposals presented at  the Annual Meeting. As a result, with respect to non-routine matters, if the beneficial owners have not provided instructions with respect to such non-routine matters (commonly referred to as "broker non-votes"), those beneficial owners' shares will be included in determining whether a quorum is present, but will not be voted and will be considered to be an abstention, having no effect on the vote for such non-routine matters.

Can you change your vote or revoke your proxy?

Execution of a proxy will not in any way affect a stockholder's right to attend the Annual Meeting and vote in person.

Any stockholder giving a proxy has the right to revoke it at any time before it is exercised, by (1) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (2) duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting or (3) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Our Corporate Secretary can be notified in writing at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Corporate Secretary.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank, or other nominee in accordance with the instructions you have received from them.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Zack Bergreen, our Chairman and Chief Executive Officer ("CEO"), and Rick Etskovitz, our Chief Financial Officer ("CFO"). They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please use the means available to you to vote by proxy so that your shares of Common Stock may be voted.

How will your proxy vote your shares?

If the form of proxy which accompanies this proxy statement ("Proxy Statement") is executed and returned, it will be voted in accordance with the instructions marked thereon. Unless otherwise directed in the proxy, the proxyholders will vote the shares represented by a properly executed proxy: (i) FOR election of five director nominees named in this Proxy Statement; (ii)  FOR approval of the 2016 Stock Option Plan; (iii) FOR ratification of the appointment of EisnerAmper as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2016; and (iv) in the proxyholders' discretion, on any other business that may come properly before the meeting and any adjournments or postponements of the meeting.

What constitutes a quorum?

Our bylaws provide that at any meeting of stockholders, the holders of a majority of the issued and outstanding shares of Common Stock present in person or by proxy constitute a quorum for the transaction of business. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Broker non-votes will be counted as present for the purpose of establishing a quorum.

If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a date when a quorum is present.  If an adjournment is for more than 30 days or a new Record Date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

What vote is required to approve each matter and how are votes counted?

Proposal No. 1 — Election of Five Directors – The election of directors requires a plurality of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote; accordingly, the directorships to be filled at the Annual Meeting will be filled by the nominees receiving the highest number of votes. In the election of directors, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld and broker non-votes will be excluded entirely from the vote and will have no effect on the outcome of the vote.

Proposal No. 2 — Approval of the 2016 Stock Option Plan - The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to approve the 2016 Stock Option Plan.  A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Proposal No. 3 —  Ratification of the Appointment of our Independent Registered Public Accounting Firm – The affirmative vote of a majority of the votes cast for or against the matter by stockholders entitled to vote at the Annual Meeting is required to ratify the appointment of our independent registered public accounting firm. A properly executed proxy card marked ABSTAIN with respect to this proposal will not be voted, and therefore will have no effect on the vote for this proposal.

Why are you being asked to ratify the appointment of EisnerAmper?

Although stockholder approval of the selection of EisnerAmper as our independent registered public accounting firm is not required, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Audit Committee of our Board of Directors (the "Audit Committee") has agreed to reconsider the selection of EisnerAmper, but will not be required to take any action.

Where can you find the voting results?

Voting results will be reported in a Current Report on Form 8-K, which we will file with the Securities and Exchange Commission (the "SEC") within four business days following the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

The solicitation of proxies is being made on behalf of our Board of Directors and the cost of solicitation of proxies will be borne by us. Proxies may be solicited by mail, personal interview, or telephone and, in addition, our directors, officers and regular employees may solicit proxies by such methods without additional remuneration. We may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have Common Stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs.

Who is our independent registered public accounting firm, and will they be represented at the Annual Meeting?

EisnerAmper served as our independent registered public accounting firm for the fiscal year ended December 31, 2015 and audited our financial statements for such fiscal year. EisnerAmper has been appointed by the Audit Committee to serve in the same role and to provide the same services for the fiscal year ending December 31, 2016. We expect that one or more representatives of EisnerAmper will be present at the Annual Meeting.  They will have an opportunity to make a statement, if they desire, and will be available to answer appropriate questions after the Annual Meeting.

How may you obtain additional copies of this Proxy Statement, our Annual Report to Stockholder or our Annual Report on Form 10-K?

We will provide to each person solicited, without charge, upon request in writing, a copy of this Proxy Statement, a copy of our Annual Report to Stockholders or our Annual Report on Form 10-K including the financial statements and financial statement schedules, as filed with the SEC for the fiscal year ended December 31, 2015 (in each case excluding exhibits). Requests should be directed to our Chief Financial Officer at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044.

What is "householding" and how does it affect me?

Some banks and brokers with account holders who are our stockholders may be "householding" our proxy materials. This means that a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, or direct your written request to Investor Relations Department at Astea International Inc., 240 Gibraltar Road, Horsham, PA 19044; Phone: 215-682-2500. We will deliver promptly upon request a separate copy of the proxy statement and annual report. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

When are stockholder proposals for our 2017 Annual Meeting of Stockholders due?

Stockholders interested in submitting a proposal for inclusion in our proxy materials for the 2017 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To be eligible pursuant to Rule 14a-8 of the Exchange Act for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders proposals must be received by our Corporate Secretary no later than December 31, 2016. In addition, stockholder proposals submitted between December 14, 2016 and January 13, 2017 may be presented at the annual meeting if such proposals comply with our bylaws, but will only be included in our proxy materials to the extent that the submitting stockholder indicates a desire for such inclusion and that the proposal complies with the rules and regulations of the SEC. Any proposal received after January 13, 2017 will be considered untimely. The dates referenced above with respect to proposing an item of business at our 2017 annual meeting will not affect any rights of stockholders to request inclusion of proposals in our proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act.

In order to curtail controversy as to the date on which a proposal was received by us, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt requested to Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044, Attention: Corporate Secretary.  In addition, the execution of a  proxy solicited by us in connection with the 2017 annual meeting of stockholders shall confer on the designated proxyholder discretionary voting authority to vote on any stockholder proposal which is not included in our proxy materials for such meeting and for which we do not receive notice before December 31, 2016.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of five members: Zack Bergreen, Keith D. Schneck, Eric S. Siegel, Mark I. Simon and John Tobin. Messrs. Schneck, Siegel and Simon are independent directors. The terms of the current directors will expire at the Annual Meeting. All directors will hold office until their successors have been duly elected and qualified or until their earlier resignation or removal.

Our Board of Directors has nominated and recommends Zack Bergreen, Keith D. Schneck, Eric S. Siegel, Mark I. Simon and John Tobin to be elected to hold office until the 2017 Annual Meeting of Stockholders. Our Board of Directors knows of no reason why the director nominees should be unable or unwilling to serve, but if any director nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as our Board of Directors may recommend in the place of such director nominee. Unless otherwise instructed, the proxyholders will vote properly executed proxies received by them for the director nominees named below.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" THE DIRECTOR NOMINEES LISTED BELOW.

The following table sets forth the nominees for election as directors at the Annual Meeting and the year each such nominee was first elected or appointed as a director; the positions currently held by the nominee with us, if applicable; and the year the nominee's term will expire:

Nominee's Name (Year Nominee First Became a Director)	Age	Position(s) with the Company	Year Current Term Will Expire

Zack Bergreen (1979)	70	Chairman of the Board of Directors and Chief Executive Officer	2016

Keith D. Schneck (2013)	60	Director	2016

Eric S. Siegel (2002)	59	Director	2016

Mark I. Simon (2014)	67	Director	2016

John Tobin (2012)	50	President, General Counsel, and Secretary	2016

Zack Bergreen founded the Company in November 1979 and has been the Chairman of our Board of Directors and our Chief Executive Officer since then. Mr. Bergreen received a Bachelor of Science and a Master of Science from the University of Maryland. Our Board of Directors believes that Mr. Bergreen is qualified to serve on our Board of Directors because his experience as a pioneer in the field service software industry makes him a valuable member of our Board of Directors, particularly in determining the strategic focus of the Company.

Keith D. Schneck joined the Board of Directors in April 2013 and is Chairman of the Audit Committee, as well as a member of the Compensation Committee and the Governance Committee. Since September 2014, Mr. Schneck has been the Chief Financial Officer of Elemica Inc., a privately held software company. From January 2013 to September 2014, he provided financial consulting services to several technology companies. He was the Executive Vice President and Chief Financial Officer of eResearch Technology Inc. from July 2008 through December 2012. eResearch Technology Inc., based in Philadelphia, is a global provider of high-quality patient  safety and efficacy endpoint data collection solutions for use in clinical drug development and was publicly traded on NASDAQ until its acquisition in 2012 by Genstar Capital. Prior to that from 2003 through December 2007, he was the Executive Vice President and Chief Financial Officer of Neoware, Inc. Neoware, Inc. was based in King of Prussia, Pennsylvania and was publicly traded on NASDAQ until its acquisition by Hewlett Packard in 2007. Neoware, Inc. was a provider of products, software and services for the thin client segment of the server based computing market. Prior to Neoware, Inc., Mr. Schneck held a number of additional executive positions in both financial and operational roles at various Philadelphia area technology companies.   Mr. Schneck began his career as

a CPA with KPMG in Philadelphia from 1977 to 1986. Mr. Schneck holds a B.S. in accounting from West Chester University, and is a Certified Public Accountant. Our Board of Directors believes that Mr. Schneck is qualified to serve on our Board of Directors because his extensive experience understanding the financial aspects of technology companies, as well as the reporting requirements of public companies, together with his operational experience, is an important perspective for the Board of Directors.

Eric S. Siegel joined our Board of Directors in September 2002 and is a member of the Audit Committee and Governance Committee, as well as Chairman of the Compensation Committee. He is the founder of Siegel Management Company, a strategy consulting and investment banking advisory firm established in 1983 with a diverse client base, principally comprised of middle market firms. His expertise and experience has been utilized by growth companies, public market and acquisition candidates, industry consolidators and turnarounds. Mr. Siegel serves on the board of B&W Tek,   a   manufacturer   of   analytical,   diagnostic   and   medical   instrumentation. Additionally, he serves on the Board of Lite Cure, a manufacturer of therapeutic medical and veterinary devices. He sat on the board of workpays.me from 2012 to 2014 at which time it was successfully sold. From 2002-2008, he sat on the Board of PSCInfoGroup, a private equity backed information management company which was sold in a private equity transaction.  From 1996-2006, he served as a director of the NCO Group, formerly a NASDAQ listed company, specializing in debt collection services. An established author, he has been a lecturer in management at the Wharton School for over thirty years. Mr. Siegel is a magna cum laude graduate of the University of Pennsylvania and received an MBA from the Wharton School. Our Board of Directors believes that Mr. Siegel is qualified to serve on our Board of Directors because his experience with a variety of companies at an advisory level, as well as his management expertise, brings a valuable perspective to our Board of Directors.

Mark I. Simon joined the Board of Directors in July 2014 and is Chairman of the Nominating and Corporate Governance Committee of the Board, as well as a member of the Audit Committee and the Compensation Committee. Mr. Simon was the founder and president of Atlantic Books from 1975 through 2012, a chain of discount book stores located on the East Coast of the U.S. He is currently involved in real estate and marketing ventures as an investor. Mr. Simon obtained a Bachelor of Science degree in Business Administration from American University in Washington, D.C. Our Board of Directors believes that Mr. Simon is qualified to serve on our Board of Directors because of his depth of operational experience in building and running a major business.

John Tobin joined us in June 2000 and serves as President, General Counsel, and Secretary. Mr. Tobin was appointed to our Board of Directors in May 2012. Mr. Tobin is responsible for general management of the Company, along with handling our legal affairs and various corporate development and business development initiatives. Prior to joining us, Mr. Tobin worked at the Philadelphia law firms Pepper Hamilton LLP and Wolf, Block, Schorr and Solis Cohen LLP, specializing in corporate transactions and intellectual property. Prior  to returning to the Philadelphia area in 1998, he worked as a corporate and entertainment lawyer in Los Angeles, specializing in motion picture, television and music transactions and licensing, most recently with PolyGram Filmed Entertainment. Mr. Tobin received his Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania in 1987, and received his law degree from the University of Pennsylvania in 1992. Our Board of Directors believes that Mr. Tobin is qualified to serve on our Board of Directors because his operational experience with us and his relationships with our key customers bring important perspectives to our Board of Directors.

EXECUTIVE OFFICERS

The following table sets forth our executive officers, their ages, and the positions currently held by each such person with us:

Name	Age	Position

Zack Bergreen	70	Chairman of our Board of Directors and Chief Executive Officer

John Tobin	50	President, Director, General Counsel and Secretary

Fredric ("Rick") Etskovitz	61	Chief Financial Officer and Treasurer

Biographical  information  for Messrs.  Bergreen  and  Tobin  appear above under the section  "Proposal 1 – Election of Directors."

Rick Etskovitz joined us in June 2000, when he was appointed as our CFO and Treasurer. Mr. Etskovitz resigned from his positions with us in April 2004, but returned as CFO on January 4, 2005, during which time he was a partner in the Philadelphia accounting firm of Shechtman, Marks, Devor and Etskovitz. Mr. Etskovitz is responsible for our financial reporting, internal accounting controls, SEC and tax compliance, and investor relations. Mr. Etskovitz brings to his position 35 years of experience in financial management and reporting. A CPA, he previously served us for seven years as the engagement partner from an independent accounting firm. Mr. Etskovitz was also part of the financial management team at DuPont where he held responsibilities for Mergers and Acquisitions, Financial Planning, Corporate Accounting and Benefits. Mr. Etskovitz received his Bachelor of Science from the Pennsylvania State University and his MBA from the Wharton School at the University of Pennsylvania.

Our Board of Directors reviews and ratifies who shall serve as our executive officers on an annual basis, who serve until their successors have been duly elected and qualified. There are no family relationships among any of our executive officers or directors.

THE BOARD OF DIRECTORS LEADERSHIP STRUCTURE AND ITS COMMITTEES

The business and affairs of the Company are managed under the direction of its Board of Directors. Our Board of Directors met six times in person or by telephone during the fiscal year ended December 31, 2015. During their respective terms of service in fiscal 2015, each of the nominated directors attended at least 75% of the meetings of our Board of Directors and of all committees on which he served.  Directors are encouraged to attend the Annual Meeting, but are not required to do so. None of our directors attended the 2015 Annual Meeting of Stockholders.

Our Board of Directors has determined that Messrs. Schneck, Siegel and Simon each have no material relationship with the Company and is an "independent director" within the rules of the SEC. Our Board of Directors has standing Audit, Nominating and Corporate Governance, and Compensation Committees. Each of these committees has adopted a written charter. All members of the committees are appointed by the Board of Directors, and are non- employee directors. Currently, all independent directors, Messrs. Schneck, Siegel and Simon, are members of each committee of our Board of Directors.

Audit Committee

The Audit Committee operates under a written charter. The charter was adopted by our Board of Directors on May 12, 2004 and is available on our website at www.astea.com. The composition of the Audit Committee, the attributes of its members and the responsibilities of the committee, as reflected in its charter, are intended to comply with applicable requirements for corporate audit committees. The committee reviews and assesses the adequacy of its charter on an annual basis. Our Board of Directors has determined that Mr. Schneck, the Chairman of the Audit Committee, is an "audit committee financial expert" as defined in the SEC rules.
The Audit Committee:

•	oversees the accounting, financial reporting and audit processes;

•	reviews the results and scope of audit and other services provided by the independent auditors;

•	reviews the accounting principles and auditing practices and procedures to be used in preparing our financial statements; and

•	reviews our internal controls.

The Audit Committee has the ultimate authority and responsibility to select, evaluate and, when appropriate, replace our independent auditor.

The Audit Committee works closely with our management and our independent auditors. The Audit Committee also meets with our independent auditors in executive session, without the presence of our management, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope of the audit services to be performed. The Audit Committee met five times during the fiscal year ended December 31, 2015.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the "Governance Committee") was formed on May 12, 2004. Upon formation, our Board of Directors adopted the Nominating and Corporate Governance Committee Charter, which is available on the Company's our website at www.astea.com.  Prior to such adoption, the functions of the Governance Committee were performed by our Board of Directors.

The Governance Committee:

•
considers and periodically reports on matters relating to the identification, selection and qualification of our Board of Directors and candidates nominated to our Board of Directors and its committees;

•	develops and recommends governance principles applicable to us; and

•	oversees the evaluation of our Board of Directors and our management.

The Governance Committee considers properly submitted stockholder recommendations for candidates for membership on our Board of Directors as described below. In evaluating such recommendations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board of Directors and to address the membership criteria detailed below. Any stockholder recommendations proposed for consideration by the Governance Committee should include the candidate's name and qualifications for membership on our Board of Directors and should be addressed to our Corporate Secretary at Astea International Inc., 240 Gibraltar Road, Horsham, Pennsylvania 19044. In addition, procedures for stockholder direct nomination of directors are discussed in the section titled, "Communicating with the Board of Directors", and are discussed in detail in our bylaws which will be provided to you upon written request. There are no differences in the manner in which the Governance Committee evaluates nominees for director, whether the nominee is recommended by a stockholder or another party.

The Governance Committee uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of our Board of Directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all stockholders.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly assesses the appropriate size of our Board of Directors, and whether any vacancies on our Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Governance Committee through current members of our Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee and may be considered at any point during the year. As described above, the Governance Committee considers properly submitted stockholder recommendations for candidates for our Board of Directors. In evaluating such recommendations, the Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on our Board of Directors. The Governance Committee met once during 2015.

Diversity

Our Board of Directors values varied personal and professional backgrounds, perspectives and experiences as important factors in identifying nominees for director. Our Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees. Our Board of Directors focuses on selecting the best candidates and endeavors to ensure that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises.

All nominees for election to our Board of Directors this year are incumbents. All the nominees have previously stood for election to our Board of Directors by our stockholders.

Compensation Committee

The Compensation Committee was formally created on May 12, 2004. Prior to that, it was an ad hoc committee consisting of the independent members of our Board of Directors. The Compensation Committee charter is available on our website at www.astea.com. The Compensation Committee oversees and makes recommendation to our Board of Directors regarding our compensation and benefits policies; and oversees, evaluates and approves compensation plans, policies and programs for our executive officers. The Compensation Committee met once during 2015. Neither we nor the Compensation Committee engaged a compensation consultant during 2015. The Compensation Committee is authorized to delegate it's authority to individual members of the Compensation Committee, provided that any such individual decisions are later ratified by the full Committee. The Compensation Committee determines the compensation for our executive officers. For our executive officers other than our CEO, the Compensation Committee may solicit recommendations from the CEO, but any such recommendations are advisory only.

Board Leadership Structure

Our Board of Directors does not have a formal policy with respect to whether our CEO should also serve as Chairman of our Board of Directors. Our Board of Directors makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles.

Currently, Zack Bergreen serves as the Chairman of our Board of Directors as well as CEO. Our Board of Directors and the Governance Committee have determined that combining the roles of Chairman of the Board and Chief Executive Officer continues to be appropriate for us and provides the preferred form of leadership. Mr. Bergreen has served in these dual capacities since 1979.  Given Mr. Bergreen's experience as founder and Chairman of our Board of Directors for over 35 years, the respect which he has earned from employees, business partners and our stockholders, as well as other members of the field service industry, and his proven leadership skills, our Board of Directors believes the best interests of our stockholders are met by Mr. Bergreen's continued service in both capacities. Our Board of Directors believes Mr. Bergreen's fulfillment of both responsibilities encourages clear accountability and effective decision-making, and provides strong leadership for our employees and other stakeholders. Furthermore, our Board of Directors believes that the authority of the combined Chairman of our Board of Directors and CEO is appropriately counter-balanced by the independent directors. Although our Board of Directors has not named a lead independent director, all of the independent directors are actively engaged in shaping our Board of Director's agenda and our strategy.

Risk Oversight

Our Board of Directors oversees our risk management practices to ensure they are consistent with our corporate strategy and are functioning appropriately. Our Board of Directors does not have a separate risk committee, but instead believes that the entire board is responsible for overseeing risk management.

Our Board of Directors conducts certain risk oversight activities through its committees. The Audit Committee oversees our compliance risk, including reviewing reports of compliance with the Sarbanes-Oxley Act and other applicable statutes, rules and regulations. The Governance Committee's role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight over our material risks. The Compensation Committee monitors the ways in which our compensation policies and practices could subject us to risk.

Our Board of Directors helps ensure that our management is properly focused on risk by, among other things, regularly reviewing and discussing the performance of our senior management. In addition, our Board of Directors receives reports from our management on our most material risks and the degree of our exposure to those risks.

Communicating with the Board of Directors

Our policy is that stockholders may communicate with our Board of Directors by writing to the Company at Astea International Inc., Attention: Board of Directors, 240 Gibraltar Road, Horsham, Pennsylvania 19044. Stockholders who would like their submission directed to a particular member of our Board of Directors may so specify, and the communication will be forwarded as appropriate.

Code of Conduct and Ethics

Our Board of Directors has adopted a Code of Conduct, which is applicable to all of our officers and employees, including our CEO and CFO. A copy of the Code of Conduct can be found on our website, www.astea.com. Our Board of Directors has also adopted a Code of Ethics which is applicable to our CEO, our CFO and our Controller. Copies of this are available upon request in writing to Astea International Inc., Attention: Chief Financial Officer, 240 Gibraltar Road, Horsham, Pennsylvania 19044.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of April 25, 2016: (i) the name of each person who, to our knowledge, is the beneficial owner of more than 5% of the shares of Common Stock outstanding at such date; (ii) the name of each of our directors; and (iii) the name of each of our Named Executive Officers (as defined below). The following table also sets forth as of April 25, 2016 the number of shares of Common Stock owned by each of such persons and the percentage of the outstanding shares represented thereby, and also sets forth such information for our directors, nominees and executive officers as a group:

Name of Beneficial Owner and Management	Amount of Ownership (1)	Percent of Class (2)
Zack Bergreen (3)	2,905,216	56.9%
Eric S. Siegel (4)	31,250	0.9%
Keith D. Schneck (5)	10,000	0.3%
Mark I. Simon (6)	5,000	0.1%
John Tobin (7)	136,017	3.7%
Rick Etskovitz (8)	336,535	9.1%
KVO Capital Management, LLC (9)	400,658	11.2%

All current directors, nominees and executive
Officers as a group (6 persons) (3)-(8)	3,567,017	68.3%

+   Except as otherwise indicated, the address of each person named in the table is c/o Astea International Inc., 240   Gibraltar Road, Horsham, Pennsylvania 19044. Information regarding beneficial owners other than our officers and directors are based on, and limited to, the information each has provided in its respective Schedule 13D and Schedule 13G filings with the SEC.

(1)
Except as noted in the footnotes to this table, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock owned, based upon information provided to the Company by directors, officers and principal stockholders. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission") and includes voting and investment power with respect to shares of Common Stock subject to options currently exercisable or exercisable within 60 days after the Record Date April 25, 2016 ("presently exercisable stock options").

(2)
Applicable percentage of ownership as of April 25, 2016 is based upon 3,587,299 shares of Common Stock outstanding as of that date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Presently exercisable stock options and preferred stock convertible into Common Stock are deemed outstanding for computing the percentage of ownership of the person holding such options and/or convertible preferred stock, but are not deemed outstanding for computing the percentage of any other person.

(3)
Chairman and Chief Executive Officer. Includes 1,103,019 shares of Common Stock held by trusts of which Mr. Bergreen and his wife are the only trustees, 55,803 shares of Common Stock held by a family limited partnership of which Mr. Bergreen is the sole general partner and 1,623,894 shares of convertible preferred stock which are convertible at the Record Date of April 25, 2016. Represents options to purchase 180,000 shares, 143,750 of which are exercisable.

(4)	Director. Represents 31,250 shares of common stock issuable pursuant to presently exercisable stock options.

(5)	Director. Represents 10,000 shares of common stock issuable pursuant to presently exercisable stock options.

(6)	Director. Represents 5,000 shares of common stock issuable pursuant to presently exercisable stock options.

(7)	President, General Counsel and Secretary. Represents 21,017 shares of Common Stock and also 115,000 shares of common stock issuable pursuant to presently exercisable stock options.

(8)
Chief Financial Officer and Treasurer. Represents 217,534 shares held in trust, for which he is the trustee, 4,000 shares of Common Stock owned and also 115,000 shares of common stock issuable pursuant to presently exercisable stock options.

(9)
KVO Capital Management, LLC includes the ownership of Astea stock by Kernan V. Oberting, Managing Member of KVO Capital. The principal address of KVO Capital Management, LLC is 33 S. Main Street, Suite 3, Hanover, NH 03755.

Compensation Discussion and Analysis

This section explains our compensation philosophy and all material elements of the compensation we provided to our CEO, our CFO and our President during the fiscal year ended December 31, 2015, who we refer to as our "Named Executive Officers". Our Named Executive Officers are Zack Bergreen, our Chairman and CEO, John Tobin, our President, and Rick Etskovitz, our CFO.

Compensation Policies and Objectives

1.
We believe that the compensation of our Named Executive Officers should be sufficient to attract and retain highly qualified and productive personnel, as well as to enhance productivity and encourage and reward superior performance.

2.
We determine the appropriate levels of the principal elements of our Named Executive Officers' compensation independently, rather than setting a total level of target compensation and allocating that total amount among different compensation elements. We are nonetheless cognizant of total compensation levels and believe that our efforts to appropriately size each of the three principal elements of our Named Executive Officers' compensation – salary, bonus and equity-based compensation - has resulted in total compensation levels that are appropriate and reasonable.

3.	We seek to reward the achievement of specific long- and short-term individual and corporate performance goals by authorizing annual cash bonuses.

4.
We believe that we should make initial stock option grants to key executive officers upon their commencement of employment in order to attract highly qualified individuals, and that we should, subject to the achievement of certain financial, operational, and individual objectives, make additional annual stock option grants in order to retain, motivate, and align the interests of those key executive officers with our stockholders.

5.
We believe that our key executive officers should be given some measure of job security through the use of executive severance and change in control agreements, to aid in recruiting and retention, and ensure that their interests are best aligned with our stockholders.   With respect to  Named Executive Officers,  these  severance benefits should reflect the fact that it may be difficult for a Named Executive Officer to find comparable employment within a short period of time.

6.
Although the Compensation Committee generally reviews publicly available industry data when reviewing annual compensation, the Compensation Committee does not specifically use companies in our industry as the basis for establishing the compensation of our executive officers, nor does the Compensation Committee peg salary levels to any given quartile in our industry or other industries. Instead, the Compensation Committee attempts to make reasoned judgments of compensation levels for executives as influenced by all relevant market forces.

Who Determines Compensation?

In accordance with the Compensation Committee charter, compensation for the CEO is determined by the Compensation Committee, subject to approval of our Board of Directors (excluding the CEO, who is also a director).  In making its determination on CEO compensation, the Compensation Committee reviews a number of factors, including but not limited to:

i.	Our achievement of annual goals and objectives set by our Board of Directors in the preceding year,

ii.	Our short-term and long-term performance, and

iii.	Executive compensation levels at comparable companies.

For the other Named Executive Officers, the Compensation Committee reviews, approves, and recommends to our Board of Directors compensation based on:

i.	The performance of each individual Named Executive Officer in light of relevant goals and objectives approved by the Compensation Committee,

ii.	Our short-term and long-term performance,

iii.	Executive compensation levels at comparable companies, and

iv.	The recommendations of the CEO.

The Compensation Committee meets from time to time during the year as may be required to address compensation and equity grant issues associated with new officer hires and director appointments, as well as to make determinations and recommendations with respect to stock option grants as long-term compensation and decisions with respect to other employee benefit plans and related matters. The Compensation Committee meets early in each year, when audited year-end financial statements are available, to consider bonuses with respect to the newly-completed fiscal year and determine executive officer salaries and bonus targets with respect to the next fiscal year.

Identification and Analysis of Compensation Programs

During 2015, our executive compensation program included salary, annual cash bonuses and long-term compensation in the form of stock option grants. Discussion in further detail of each of these elements of compensation follows:

•
Salary – Salaries for executives other than the CEO are reviewed, approved, and recommended to our Board of Directors annually by the Compensation Committee upon recommendation of the CEO. The CEO's salary is specified in his employment offer letter (see "Employment Offer Letters and Executive Severance Agreements" section below), and is annually reviewed and approved by the Compensation Committee and our Board of Directors.  For 2015, Mr. Bergreen, our CEO, was paid an annual base salary of $328,642. Mr. Tobin, our President, and Mr. Etskovitz, our CFO, were each paid an annual base salary of $262,914 for 2015.

•
Bonus – The annual cash bonuses we pay to our executives consists of two components. One component is based upon the achievement of specified corporate financial targets, and one component is paid at the discretion of the Compensation Committee. Mr. Bergreen's maximum bonus for 2015 was $160,000, and Messrs. Tobin and Etskovitz's maximum bonus for 2015 was $120,000. In each case, seventy-five  percent of the bonus was tied to corporate financial targets, and twenty-five percent of the bonus was payable at the Compensation Committee's discretion based upon the individual's performance.  The annual cash bonus is designed to compensate executives for achievement against both corporate financial targets set by our Board of Directors and meritorious individual efforts.

The corporate financial targets are reviewed and approved by our Board of Directors on an annual basis.  In order to determine whether a bonus will be paid, the Compensation Committee first evaluates whether the required minimum level of performance has been achieved against the corporate financial targets. Provided that the minimum level of achievement has been attained, the Compensation Committee then approves the financial target portion of the bonus. The Compensation Committee believes that the achievement of the corporate financial targets is realistic but not certain.

The Compensation Committee then determines the amount of the individual discretionary bonuses, if any, based on the Named Executive Officer's personal performance against individual goals.

In January 2015, with regards to the compensation plan for 2014, the Compensation Committee determined that no bonuses were earned by any of the Named Executive Officers in relation to the financial target portion of the bonus plan. In addition the Compensation Committee determined that no discretionary bonuses should be awarded to any of the Named Executive Officers. With regards to the compensation plan for 2015, the Compensation Committee met in March 2016, and the Compensation Committee awarded 75% of the discretionary bonuses to each of the Named Executive Officers, resulting in $30,000 for Mr. Bergreen and $22,500 each for Messrs. Etskovitz and Tobin. No bonuses were earned by any of the Named Executive Officers in relation to the financial targets portion of the bonus plan. See "Summary Compensation Table" and for more information regarding the payment of annual bonuses.

•
Equity-based Compensation Programs – We believe that we should make both initial stock option grants  to key executive officers upon their commencement of employment, and that we should, subject to the achievement of certain financial, operational, and individual objectives, make additional annual stock option grants. We believe that these additional stock option grants are helpful in the retention of employees, and the alignment of the interests of executives with that of our stockholders. Stock options are only granted in conjunction with scheduled meetings of our Board of Directors.  We have not instituted a single time frame for issuing options to Named Executive Officers, but we are evaluating implementing such a standardized policy. For all stock option grants, the closing price of our Common Stock on the date of grant is used as the exercise price. See "Summary Compensation Table" and "Outstanding Option Awards at 2015 Fiscal Year-End" for more information regarding stock option grants.

•	Perquisites and Other Personal Benefits – The Company does not offer any perquisites.

•
Employment Offer Letters and Executive Severance Agreements – None of the Named Executive Officers have formal employment agreements. Each Named Executive Officer works pursuant to an employment offer letter detailing his compensation structure.

We have also entered into executive severance agreements (the "Agreements") with each of our Named Executive Officers, which provide severance benefits in the event of: (a) the termination of the Named Executive Officer's employment without Cause; or (b) the Named Executive Officer's resignation for Good Reason. The Agreements also provide for enhanced severance benefits in the event the Named Executive Officer's employment terminates without Cause or for Good Reason during the twelve month period following a Change in Control. "Cause", "Good Reason" and "Change in Control" are as defined in the Agreements. See "Potential Payments Upon Termination Without Cause or Resignation for Good Reason" for more information.

•
Retirement Plans – We maintain a retirement plan (the "401(k) Plan") intended to qualify and satisfy the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. The 401(k) Plan is a defined contribution plan that covers all of our full-time employees who are at least 21 years of age. We offer this plan to enable and encourage our employees to save for their retirement in a tax advantageous way. We, in our discretion, may match employee contributions up to a maximum authorized amount under the plan.

Impact of Tax and Accounting Treatment

Under Section 162(m) of the Internal Revenue Code of 1986, as amended and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded company to its chief executive officer and four other most highly compensated officers (other than the chief financial officer). Under those provisions, however, there is no limitation on the deductibility of "qualified performance-based compensation." In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with its determination as to the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Executive Compensation Summary

The table immediately below sets forth information concerning the compensation earned for services provided in all capacities for the fiscal years ended December 31, 2015, 2014 and 2013 with respect to each Named Executive Officer.

SUMMARY COMPENSATION TABLE 2015

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(2)	Total ($)
Zack Bergreen	2015	328,642	15,000	27,435	-	-	371,077
Chairman of the Board and Chief	2014	312,992	30,000	34,415	-	-	377,407
Executive Officer	2013	303,876	-	50,383	-	-	354,259

John Tobin	2015	262,914	11,250	22,862	-	3,944	300,970
President	2014	250,394	22,500	32,223	-	2,660	307,777
	2013	243,101	-	34,220	-	2,583	279,904

Rick Etskovitz	2015	262,914	22,500	22,862	-	3,944	312,220
Chief Financial Officer	2014	250,394	22,500	32,223	-	3,756	308,873
	2013	243,101	-	34,220	-	3,647	280,968

(1)
Stock options are valued under rules prescribed by FASB ASC Topic 718. See Note 2 to the Company's financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015.

(2)	Represents the Company match for the 401(k) plan.

Outstanding Option Awards at 2015 Fiscal Year-End

The following table sets forth information about the stock options held as of December 31, 2015 by each of the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date (2)
Zack Bergreen	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	40,000		$3.39	11/5/2019
	15,000	-	$2.25	11/4/2020
	20,000	-	$3.04	11/3/2021
	7,500	7,500	$2.73	1/9/2023
	5,000	15,000	$3.01	1/21/2024
	-	30,000	$1.26	3/24/2025

John Tobin	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	15,000	-	$3.39	11/5/2019
	15,000	-	$2.25	11/4/2020
	20,000	-	$3.04	11/3/2021
	7,500	7,500	$2.73	1/9/2023
	3,750	11,250	$3.01	1/21/2024
	-	25,000	$1.26	3/24/2025

Rick Etskovitz	15,000	-	$5.03	11/9/2016
	15,000	-	$4.53	11/9/2017
	10,000	-	$3.65	11/6/2018
	15,000		$3.39	11/5/2019
	15,000	-	$2.25	11/4/2020
	20,000	-	$3.04	11/3/2021
	7,500	7,500	$2.73	1/9/2023
	3,750	11,250	$3.01	1/21/2024
	-	25,000	$1.26	3/24/2025

(1)	The exercise price per share of each option was the closing market price on the day of the grant.
(2)
Each option grant vests in equal installments on each of the first four anniversaries of the grant date. For each award, the grant date is the date that is ten years prior to the "Option Expiration Date" listed in the table above.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

As described above, we are party to executive severance agreements with our Named Executive Officers, which provide severance benefits in the event of the termination of the Named Executive Officer's employment without Cause or the Named Executive Officer's resignation for Good Reason. In addition, the Agreements provide that the Named Executive Officer will receive enhanced severance payments in the event of termination of the Named Executive Officer's employment without Cause or the Named Executive Officer's resignation for Good Reason during the twelve month period following a Change of Control.

In the event of a termination without Cause or a resignation for Good Reason, in either case unrelated to a Change in Control, the Agreements provide that the Named Executive Officer would receive severance compensation of six months' base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for six months. These payments would be paid out via normal payroll over the six month period.

In the event that that the Named Executive Officer's employment terminates due to a termination without Cause or a resignation for Good Reason within twelve months following the effective date of a Change in Control, then the Named Executive Officer would receive severance compensation of twelve months' base pay at the then current rate of pay, plus reimbursement of the cost of COBRA continuation coverage for twelve months. These payments would be made in a single lump sum.

The Named Executive Officer would be required to execute a release of claims in favor of us prior to any severance or Change in Control severance amounts being paid.

The following table sets forth the approximate amount of severance each Named Executive Officer would be entitled to receive upon each of the events described above, assuming each event had occurred on December 31, 2015:

	Termination without Cause		Resignation for Good Reason		Termination without Cause or Resignation for Good Reason within One Year Following a Change in Control

Zack Bergreen	$177,021	(1)	$177,021	(1)	$354,042	(2)
John Tobin	$138,475	(3)	$138,475	(3)	$276,951	(4)
Rick Etskovitz	$143,263	(5)	$143,263	(5)	$286,571	(6)

(1)	Represents six months of base salary ($168,429) plus reimbursement of the cost of COBRA continuation coverage for six months ($8,592).

(2)	Represents 12 months of base salary ($336,858) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($17,184).

(3)	Represents six months of base salary ($134,743) plus reimbursement of the cost of COBRA continuation coverage for six months ($3,732).

(4)	Represents 12 months of base salary ($269,487) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($7,464).

(5)	Represents six months of base salary ($134,743) plus reimbursement of the cost of COBRA continuation coverage for six months ($8,520).

(6)	Represents 12 months of base salary ($269,487) plus reimbursement of the cost of COBRA continuation coverage for 12 months ($17,084).

Option Exercises and Stock Vested in Last Fiscal Year

There were no option exercises by any of the Named Executive Officers during the year ended December 31, 2015. We do not utilize stock awards, therefore, no stock vested during the year ended December 31, 2015.

Compensation Committee Interlocks and Insider Participation

The Committee normally consists of three non-employee directors, all of whom (1) meet standards for compensation committee "independence" established by the applicable rules and regulations of the SEC (2) are "Non-Employee Directors" as defined in SEC Rule 16(b)-3 and (3) are "Outside Directors" as defined under the treasury regulations promulgated under Section 162(m) of the Internal Revenue Code. Messrs. Schneck, Siegel and Simon served as members of the Compensation Committee during the fiscal year ended December 31, 2015.  None of our executive officers served as a member of the board of directors, compensation committee, or other committee performing equivalent functions, of another entity whose executive officers served as one of our directors. Other  than Messrs. Bergreen and Tobin, no person who served as a member of our Board of Directors was, during the fiscal year ended December 31, 2015, simultaneously an officer, employee or consultant of the Company or any of its subsidiaries. Neither Mr. Bergreen nor Mr. Tobin participated in any determination of their own compensation.

Report of the Compensation Committee

The following Report of the Compensation Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except  to the extent we specifically incorporate it by reference therein.

We, the members of the Compensation Committee, have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Form 10-K for the year ended December 31, 2015.

Compensation Committee of the Board of Directors:

Eric S. Siegel, Chairman
Keith D. Schneck
Mark I. Simon

Compensation of Directors

For 2015, each non-employee director received a $15,000 annual cash retainer for serving on our Board of Directors and was also reimbursed for his reasonable out-of-pocket expenses incurred in attending meetings. Non- employee directors may elect to receive, in lieu of the foregoing cash compensation, unrestricted shares of Common Stock. The shares of Common Stock to be issued in lieu of cash compensation are determined based upon the fair market value of the Common Stock on the last day of the calendar quarter during which the cash compensation was earned and foregone. Directors also receive annual grants of stock options to purchase 10,000 shares of Common Stock. Directors who are employees are not compensated for their service on the Board of Directors or any committee thereof.

In 2015, in addition to the compensation described above, each Audit Committee member received a $5,000 supplement, and the Audit Committee Chairman received an additional $5,000 supplement. In 2015, each Governance Committee member received a $2,500 supplement and the Governance Committee Chairman received an additional $2,500 supplement. In addition, each member of the Compensation Committee received a $2,500 supplement and the Chairman received an additional $2,500 supplement.

The following table sets forth the director compensation for 2015 and does not include compensation for Mr. Bergreen or Mr. Tobin who, although directors, do not receive additional compensation for their service on our Board of Directors:

Name	Fees Earned	Option Awards	Total $
Keith D. Schneck	$27,500	$9,145	$36,645
Eric S. Siegel	$25,000	$9,145	$34,145
Mark I. Simon	$25,000	$9,145	$34,145
(1)
The dollar amounts shown for stock option awards represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 – Stock Compensation. See Note 2 to the Company's financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016.

The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference therein.

For fiscal 2015, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent auditor. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The Company's  independent  auditor  also  provided  the  Audit  Committee  with  the  written  disclosures  required by

Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent auditor that firm's independence.

Following the Audit Committee's discussions with management and the independent auditor, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee:

Keith D. Schneck, Chairman
Eric S. Siegel
Mark I. Simon

Changes in Independent Registered Accounting Firm

On June 25, 2015, the Audit Committee approved the engagement of EisnerAmper LLP ("EisnerAmper") as the Company's independent registered public accounting firm.  Grant Thornton LLP ("Grant"), the Company's former independent registered public accounting firm, was dismissed by the Audit Committee on June 23, 2015.

In deciding to select EisnerAmper, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EisnerAmper and concluded that EisnerAmper has no commercial relationship with the Company that would impair its independence for the fiscal year ended December 31, 2015.  During the Company's two most recent fiscal years and the subsequent interim period through June 23, 2015, the Company did not consult EisnerAmper with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

The reports of Grant on the financial statements of the Company for the year ended December 31, 2014 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.  During the fiscal year ended December 31, 2014 and through June 23, 2015, there were no (i) disagreements between the Company and Grant on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant, would have caused them to make reference to the subject matter of the disagreement(s) in connection with its reports on the financial statements for such years; or (ii) "reportable events," as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees Summary

Fees billed by EisnerAmper for services rendered in connection with the fiscal year ended December 31, 2015 are set forth below.  We did not incur any fees in 2014 in connection with any services rendered by EisnerAmper.  All fees earned by EisnerAmper were pre-approved by the Audit Committee.

2015
Audit fees	$133,320
Audit-related fees	-
Tax fees	-
All other fees	-

Fees billed by Grant for services rendered in connection with the fiscal years ended December 31, 2015 and December 31, 2014, respectively, are set forth below.  All fees earned by Grant were pre-approved by the Audit Committee.

	2015	2014
Audit fees	$99,761	$221,670
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-

            Audit Fees

Audit fees billed by EisnerAmper for 2015 consist of fees for the audit of the Company's financial statements for the fiscal year ended December 31, 2015 and the review of the interim financial statements in the Company's quarterly report for the quarters ended June 30, 2015 and September 30, 2015.

Audit fees billed by Grant for 2015 consist of fees for the review of the Company's interim financial statements included in the Company's quarterly report for the quarter ended March 31, 2015, statutory audit of the Company's UK subsidiary and the consent to be incorporated by reference of its audit report for the consolidated financial statements for the year ended December 31, 2015.  Audit fees billed by Grant for 2014 consist of fees for the audit of the Company's financial statements for the fiscal year end reports for the year ended December 31, 2014 and the interim financial statements in the Company's quarterly reports for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

The Audit Committee, per its charter, approves in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto.  By approving the audit engagement, the audit service contemplated in any written engagement letter shall be deemed to have been pre-approved. Neither Eisner Amper nor Grant Thornton did not provide any  non-audit services during the years ended December 31, 2015 and 2014.

PROPOSAL 2

APPROVAL OF THE 2016 STOCK OPTION PLAN

The Astea International Inc. Amended and Restated Stock Option Plan (the "Restated 2006 Plan") was approved by the Board of Directors on March 28, 2010 and by the stockholders on June 14, 2010.  Because only approximately 135,000 shares of Common Stock remain available for issuance to employees under existing stock option plans, including the Restated 2006 Plan, and because by its term no further awards may be made under the Restated 2006 Plan after May 5, 2016, the Board of Directors believes that the 2016 Plan should be adopted with the number of shares available for issuance under the 2016 Plan equal to 560,000, inclusive of shares that were available for grant under the Restated 2006 as of May 5, 2016 and shares subject to outstanding awards under the Restated 2006 Plan at May 5, 2016.  The Board of Directors believes the approval of the 2016 Plan is necessary in order to fulfill the Company's needs of attracting new managerial and technical talent and retaining existing talent.  Therefore, the Board of Directors has approved the Astea International Inc. 2016 Stock Option Plan (the "2016 Plan") and submitted the 2016 Plan for stockholder approval at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 2016 STOCK OPTION PLAN

Existing Stock Plans

Pursuant to the terms of the Restated 2006 Plan, no awards may be made under that Plan after May 5, 2016. As of April 25, 2016, options to purchase a total of approximately 843,000 shares of Common Stock were outstanding under the Restated 2006 Plan, of which approximately 544,000 shares were then exercisable. There are no other plans that have outstanding grants.

The details, by Plan are listed below:

Plan	Options Outstanding	Currently Exercisable

2006	843,000	544,000

Total Outstanding Options	843,000	544,000

 As of the Record Date, April 25, 2016, options to purchase shares of Common Stock were outstanding under the Restated 2006 Plan.

On the Record Date, the fair market value of the Company's Common Stock was $2.13, the last reported sale price of the Company's Common Stock quoted on the OTCQB Market on such date.

The Astea International Inc. 2016 Stock Option Plan

Plan Description.   The terms and provisions of the 2016 Plan are substantially the same as the terms and provisions of the Restated 2006 Plan except that the number of shares available for issuance under the 2016 Plan will be increased by 210,000 from the amount available for issuance under the Restated 2006 Plan.  If approved by the stockholders, the total number of shares that will be available for issuance under the 2016 Plan will equal 560,000, inclusive of the number of shares available for new awards under the Restated 2006 Plan as of May 5, 2016 and the number of shares subject to outstanding awards under the Restated 2006 Plan as of May 5, 2016.  The 2016 Plan is attached as Exhibit A hereto.

The 2016 Plan provides for the grant of incentive stock options to officers and other employees and the grant of non-qualified stock options, stock awards and authorization to make purchases of Common Stock to employees, consultants, directors and officers of the Company.  The 2016 Plan is intended to provide incentives to the officers and other employees of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted thereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); to directors, officers, employees and consultants of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); to directors, officers, employees and consultants of the Company by providing them with awards of stock in the Company; and to directors, officers, employees and consultants of the Company by providing them with opportunities to make direct purchases of stock in the Company. Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options."

The 2016 Plan is administered by the Board of Directors or, if one exists at the time, the Compensation Committee of the Board of Directors (the "Committee").  Subject to the provisions of the 2016 Plan, the Board or the Committee has the authority to determine the terms of Options, including (i) the number of shares subject to each Option, (ii) the exercise price of the Options, (iii) the duration of the Options, (iv) the times when the Options become exercisable and (v) the time, manner and form of payment upon the exercise of an Option.

The 2016 Plan currently authorizes the issuance of a maximum of 560,000 shares of Common Stock of the Company, inclusive of the number of shares available for new awards under the Restated 2006 Plan as of May 5, 2016 and the number of shares subject to outstanding awards under the Restated 2006 Plan as of May 5, 2016.  Any shares subject to an Option granted under either the 2016 Plan or the Restated 2006 Plan which expires or terminates may become available for grant under the 2016 Plan.

Options may be granted under the 2016 Plan at any time prior to June 18, 2026. The exercise price per share of Options granted under the 2016 Plan cannot be less than the fair market value of the Common Stock on the date of grant (or, in the case of ISOs granted to employees holding more than 10% of the total combined voting power of all classes of stock of the Company, 110% of the fair market value per share of the Common Stock on the date of the grant). No eligible employee may be granted ISOs that become exercisable for the first time by such employee during any calendar year which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year. Any Options granted to an employee in excess of that amount will be granted as Non-Qualified Options.

The 2016 Plan provides that each Option shall expire on the date specified in the option agreement, but not more than ten years from its date of grant and five years in the case of ISOs granted to an employee holding more than 10% of the voting stock of the Company.

Options granted under the 2016 Plan shall not be exercisable until they become vested. Options typically vest over a four-year period. An Option is exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the Option is being exercised, and making payment in full for such shares. An Option is not transferable by the option holder except by will or by the laws of descent and distribution, or, in the case of Non-Qualified Options only, to members of the option holder's immediate family or pursuant to a valid domestic relations order.

Generally, Options may not be exercised more than 90 days following termination of employment. However, in the event that termination is due to death or permanent disability, the Option is exercisable for a maximum of 180 days after such termination.

Federal Income Tax Consequences

The following discussion of United States federal income tax consequences of the issuance and exercise of Options granted under the 2016 Plan, and awards and purchases of shares of Common Stock granted under the 2016 Plan, is based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations, and existing administrative rulings of the Internal Revenue Service. It is not intended to be a complete discussion of all of the federal income tax consequences of the 2016 Plan or of the requirements that must be met in order to qualify for the described tax treatment.

A.            Incentive Stock Options. The following general rules are applicable under current United States federal income tax law to ISOs granted under the 2016 Plan:

1.    In general, no taxable income results to the optionholder upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and no federal income tax deduction is allowed to the Company upon either the grant or exercise of an ISO.

2.    If shares acquired upon exercise of an ISO are not disposed of within (i) two years following the date the ISO was granted or (ii) one year following the date the shares are issued to the optionholder pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionholder.

3.    If shares acquired upon exercise of an ISO are disposed of on or before the expiration of one or both of the requisite Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of  (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition, will be treated as compensation to the optionholder and will be taxed as ordinary income in the year of such disposition.

4.    In any year that an optionholder recognizes compensation income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally should be entitled to a corresponding deduction for federal income tax purposes.

5.    Any excess of the amount realized by the optionholder as the result of a Disqualifying Disposition over the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules will be treated as capital gain.

6.    Capital gain or loss recognized on a disposition of shares will be long-term capital gain or loss if the optionholder's holding period for the shares exceeds one year.

7.    An optionholder may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price, if the optionholder's ISO agreement so provides. If an optionholder exercises an ISO in such fashion, special rules will apply.

8.    In addition to the tax consequences described above, the exercise of ISOs may result in a further "minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," reduced by a statutory exemption. In general, the amount by which the value of the Common Stock received upon exercise of the ISO exceeds the exercise price is included in the optionholder's alternative minimum taxable income. A taxpayer is required to pay the higher of his regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

9.    Special rules apply if the Common Stock acquired through the exercise of an ISO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

B.            Non-Qualified Stock Options. The following general rules are applicable under current federal income tax law to options that do not qualify as incentive stock options under the 2016 Plan (individually, a "NQSO," and collectively, "NQSOs"):

1.    The optionholder generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not allowed a federal income tax deduction by reason of such grant.

2.    The optionholder generally will recognize ordinary compensation income at the time of exercise of the NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

3.    When the optionholder sells the shares acquired through the exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the stock (generally, the exercise price plus the amount taxed to the optionholder as compensation income). If the optionholder's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

4.    The Company generally should be entitled to a federal income tax deduction when compensation income is recognized by the optionholder.

5.    An optionholder may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionholder exercises a NQSO in such fashion, special rules will apply.

6.    Special rules apply if the Common Stock acquired through the exercise of a NQSO is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

C.            Stock Awards and Purchases. The following general rules are applicable under current federal income tax law to Awards and Purchases under the 2016 Plan:

Under current federal income tax law, persons receiving Common Stock under the 2016 Plan pursuant to an award of Common Stock or a grant of an opportunity to purchase Common Stock generally recognize ordinary compensation income equal to the fair market value of the shares received, reduced by any purchase price paid. The Company generally should be entitled to a corresponding federal income tax deduction. When such stock is sold, the seller generally will recognize capital gain or loss. Special rules apply if the stock acquired is subject to vesting, or is subject to certain restrictions on resale under federal securities laws applicable to Directors, officers or 10% stockholders.

Plan Benefits

The benefits and amounts that may be received in the future by persons eligible to participate in the 2016 Plan are not currently determinable.  See the Summary Compensation Table and the Grants of Plan-Based Awards table above for information relating to equity-based compensation the Company has provided to the Named Executive Officers in the fiscal years ending December 31, 2015, 2014 and 2013.

EQUITY COMPENSATION PLAN

The following table provides information as of December 31, 2015 regarding shares of our Common Stock that may be issued under our equity compensation plan:

Plan category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	738,000	$3.06	239,000

Equity compensation plans not approved by security holders	-	-	-

Total	738,000	$3.06	239,000

PROPOSAL 3

RATIFICATION AND SELECTION OF AUDITORS

The Audit Committee has selected the firm of EisnerAmper, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 2016. It is expected that a member of EisnerAmper will be present at the Annual Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

Before making its selection, the Audit Committee carefully considered that firm's qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm; as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee's review also included matters required to be considered under the SEC's Rules on Auditor Independence, including the nature and extent of non-audit services, to ensure that they will not impair the independence of the accountants. The Audit Committee is satisfied with EisnerAmper in all these respects.

The submission of the selection of EisnerAmper to the stockholders is not required by law or our bylaws. Our Board of Directors is nevertheless submitting the selection of EisnerAmper to the stockholders to ascertain their views.  If the stockholders do not ratify the Audit Committee's selection, the Audit Committee will consider the selection of another independent public accountant.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THIS SELECTION.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as reported below, we were not party to any reportable related party transactions in 2014 and 2015, nor are we a party to any reportable related party transactions since the beginning of 2016. In the event in the future there are any other reportable related party transactions, such transactions would be subject to the review and approval of the Audit Committee.  Related party transactions are those which exceed the lesser of (i) $120,000  and (ii) 1% of the average of the registrant's total assets at year-end for the last 2 completed fiscal years. Only those related party transactions approved by the Audit Committee will be consummated. The Audit Committee will only approve those transactions that are on terms comparable to, or more beneficial to us than, those that could be obtained in arm's length dealings with an unrelated third party. If an Audit Committee member has any interest in a related party transaction presented to the Audit Committee for approval, such director is required to abstain from the vote to approve or not approve the transaction. Examples of related party transactions covered by our policy are transactions in which any of the following individuals has or will have a direct or indirect material interest: any of our directors or executive officers, any person who is known to us to be the beneficial owner of more than five percent of our Common Stock, and any immediate family member of one of our directors or executive officers or person known to us to be the beneficial owner of more than five percent of our Common Stock. Transactions that involve all salaried employees generally are not covered by our approval policy. Additionally, all related party transactions would be disclosed in our filings with the SEC to the extent required by the SEC's rules, and would be disclosed to our Board of Directors. We do not have a formal written statement of its related party transactions policy.

On May 29, 2013, the Company entered into a Revolving Loan Agreement and associated Revolving Promissory Note (collectively the "Loan Documents") with Zack Bergreen, the Company's Chief Executive Officer. Pursuant to the Loan Documents, Mr. Bergreen will provide an unsecured $2,000,000 revolving line of credit to the Company (Line of Credit). Amounts outstanding under the Line of Credit bear interest at a rate of 7% per annum, with interest payable monthly. The maturity date of the Line of Credit was May 29, 2015. The Company may pay all amounts outstanding and terminate the Loan Documents prior to that time without any penalties. The Loan Documents contain customary covenants, default and other provisions. The Loan Documents were negotiated and approved by the Audit Committee of the Company's Board of Directors. Borrowings under the Line of Credit are subject to the Audit Committee's approval.  The proceeds from the borrowings will be used by the Company for working capital and general corporate purposes. As of December 31, 2013 the Company borrowed $2,000,000 against the line of credit and incurred $73,000 of interest expense.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Based on our review of such filings with respect to the fiscal year ended December 31, 2015, and written representations from certain Reporting Persons, we believe that all Reporting Persons complied with all Section 16(a) filing requirements in the fiscal year ended December 31, 2015.

WE WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE, UPON REQUEST IN WRITING, A COPY OF OUR ANNUAL REPORT ON FORM 10-K INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED DECEMBER 31, 2015 (IN EACH CASE WITHOUT EXHIBITS). REQUESTS SHOULD BE DIRECTED TO OUR CHIEF FINANCIAL OFFICER AT ASTEA INTERNATIONAL INC., 240 GIBRALTAR ROAD, HORSHAM, PENNSYLVANIA 19044.

By Order of the Board of Directors

Zack Bergreen Chief Executive Officer

Horsham, Pennsylvania
May 13, 2016

Exhibit A

ASTEA INTERNATIONAL INC.

2016 STOCK OPTION PLAN

1.           Purpose.  This 2016 Stock Option Plan (the "Plan") is intended to provide incentives: (a) to the officers and other employees of Astea International Inc. (the "Company"), its parent (if any) and any present or future subsidiaries of the Company (collectively, "Related Corporations") by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"); (c) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with awards of stock in the Company ("Awards"); and (d) to directors, officers, employees and consultants of the Company and Related Corporations by providing them with opportunities to make direct purchases of stock in the Company ("Purchases"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." Options, Awards and authorizations to make Purchases are referred to hereafter collectively as "Stock Rights." A Person to whom Stock Rights are granted under the Plan is referred to hereafter as a "Grantee. " As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code.

2.           Administration of the Plan.
A.

Board or Committee Administration.  The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). If the Company has a class of securities required to be registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") any Committee appointed by the Board shall consist of no less than two members of the Board, and each member of the Committee shall qualify as a "Non-Employee Director" as defined in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act (or any successor provision). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and Related Corporations (from among the class of employees eligible under paragraph 3 to receive ISOs) to whom ISOs may be granted, and to determine (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified Options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the exercise price per share subject to each Option, which price shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any, and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final and binding upon all parties. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it. Members of the Committee will serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without  cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

B.
Committee Action.  The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

C.
Grant of Stock Rights to Board Members.  Stock Rights may be granted to members of the Board. All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

D.
Performance-Based Compensation.  The Board, in its discretion, may take such action as may be necessary to ensure that Stock Rights granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Stock Rights granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Stock Rights to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Stock Rights granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Stock Right or the disposition of Common Stock acquired pursuant to such Stock Right to constitute Performance-Based Compensation.

3.          Eligible Employees and Others.  ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a Purchase. Granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

4.          Stock.  The stock subject to Options, Awards and Purchases shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 560,000 shares, subject to adjustment as provided in paragraph 14. Those shares may be subject to Options, Awards, Purchases or any combination of Stock Rights. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the shares subject to such Options shall again be available for grants of Stock Rights under the Plan. The maximum number of shares that may be subject to Stock Rights granted to any one employee of the Company or any Related Corporation during a calendar year is 100,000.

5.          Granting of Stock Rights.  Assuming the Plan is approved by the stockholders of the Company Stock Rights may be granted under the Plan at any time on or after May 5, 2006 and prior to May 5, 2016. The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

6.           Minimum Option Price; ISO Limitations.

A.
Price for Non-Qualified Options, Awards, and Purchases.  Subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted and the purchase price per share of stock granted in any Award or authorized as a Purchase under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that in no event shall such exercise price or such purchase price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

B.
Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

C.
$100,000 Annual Limitation on ISO Vesting. Each eligible employee may be granted ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs to purchase more than $100,000 of Common Stock (determined at the time the ISOs were granted) do not become exercisable for the first time by such employee during any calendar year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

D.
Determination of Fair Market Value.  If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq Capital Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. However, if the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

7.           Option Duration.  Subject to earlier termination as provided in paragraphs 10 and 11 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under subparagraph 6(B). Subject to earlier termination as provided in paragraphs 10 and 11, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

8.           Exercise of Option.  Subject to the provisions of paragraphs 10 through 13, each Option granted under the Plan shall be exercisable as follows:

A.
Full Vesting or Partial Vesting.  The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify in the agreement relating to the Option.

B.
Full Vesting of Installments.  Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee in the agreement relating to the Option or as otherwise provided in this Plan.

C.	Partial Exercise. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

D.
Acceleration of Vesting.  The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 17) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

9.           Acquisitions.  In anticipation of and contingent upon an Acquisition (as defined below), all outstanding Options shall become immediately vested and exercisable with respect to one-half of the shares subject to the Option that were not otherwise vested and exercisable as of the date of such Acquisition (the "Unvested Shares"). Unless otherwise provided in the agreement relating to a particular Option, the remaining Unvested Shares subject to any Option outstanding as of the date of the Acquisition will become vested and exercisable on the earliest to occur of (i) the date on which the Option would otherwise have become vested and exercisable with respect to the Unvested Shares, (ii) the first anniversary of the Acquisition, provided the Grantee holding the Option remains continuously employed or engaged by the Company or a Related Corporation (or the successor of either) through that anniversary, and (iii) the date, within the twelve (12) month period following the Acquisition, on which the Grantee's employment or other service is terminated without Cause by the Company or a Related Corporation (or the successor of either); provided that in no event shall the offer to a Grantee of a new position within the Company or a Related Corporation (or the successor of either) be considered a termination of employment or other service by the Company or a Related Corporation (or the successor of either) for purposes of this paragraph 9 so long as the offered position is substantially similar to the position held by the Grantee immediately prior to the Acquisition as determined by the Board of Directors in its sole discretion.

Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Acquisition, the Board may, in its sole and absolute discretion and without the need for the consent of any Grantee, take one or more of the following actions contingent upon the occurrence of that Acquisition: (i) cause any or all outstanding Options held by Grantees affected by the Acquisition to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding grants of Awards or authorizations of Purchases to Grantees affected by the Acquisition to become non-forfeitable, in whole or in part; (iii) redeem any share held by a Grantee acquired through an Award or Purchase, which is affected by the Acquisition, for cash and/or other substitute consideration with a value equal to the fair market value of a share of Common Stock on the date of the Acquisition; or (iv) cancel any Option held by a Grantee affected by the Acquisition in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares subject to that Option, multiplied by (B) the amount, if any, by which the fair market value per share on the date of the Acquisition exceeds the exercise price of that Option;  provided,  that if the fair market value per share on the date of the Acquisition does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

For purposes of the Plan, an "Acquisition" shall mean any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company, in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business;  provided, however , that the term "Acquisition" shall not include any reincorporation of the Company in a different state pursuant to a migratory merger.

10.           Termination.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed, or engaged as a consultant or director, by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 11, no further installments of his Options shall become exercisable, and his Options shall terminate on the earlier of (a) three months after the date of termination of his employment or engagement, or (b) their specified expiration dates. Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Grantee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan. Options granted under the Plan shall not be affected by any change of employment (or, except with respect to ISOs, engagement) within or among the Company and Related Corporations, so long as the Grantee continues to be an employee, director or consultant of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any Grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

11.         Death; Disability.

A.
Death.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed, or engaged as a consultant or director, by the Company and all Related Corporations by reason of his or her death, any Option owned by such Grantee may be exercised, to the extent of the number of shares with respect to which he or she could have exercised it on the date of his or her death, by the estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the specified expiration date of the Option or (ii) 180 days from the date of the Grantee's death. Unless otherwise provided in the agreement relating to an Option, the Option shall terminate upon the Grantee's death to the extent the Option was not exercisable at the time of death.

B.
Disability.  Unless otherwise provided by the Committee in the agreement relating to an Option, if a Grantee ceases to be employed or engaged as a consultant or director by the Company and all Related Corporations by reason of his or her disability, such Grantee, or his personal representative if applicable, shall have the right to exercise any Option held by him or her on the date of termination of employment or other service, to the extent of the number of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the Option or (ii) 180 days from the date of the termination of the Grantee's employment or other service. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute. Unless otherwise provided in the agreement relating to an Option, the Option shall terminate upon the termination of the Grantee's employment or other service by reason of disability to the extent the Option was not exercisable at the time of such termination.

12.         Assignability.  Except to the extent permitted by Rule 16b-3, no Non-Qualified Option shall be assignable or transferable by the Grantee except (a) subject to procedures adopted by the Committee, to members of Grantee's immediate family or (b) by will or by the laws of descent and distribution or (c) pursuant to a valid domestic relations order. No ISO shall be assignable or transferable except by will or by the laws of descent and distribution. During the lifetime of the Grantee each Option shall be exercisable only by him, or by his personal representative as provided in subparagraph 11(B).

13.         Terms and Conditions of Options.  Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 12 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

14.         Adjustments.  Upon the occurrence of any of the following events, a Grantee's rights with respect to Options granted to him hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the Grantee and the Company relating to such Option:

A.
Stock Dividends and Stock Splits.  If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

B.
Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in paragraph 9 above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Grantee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received upon such recapitalization or reorganization if he had exercised his Option prior to such recapitalization or reorganization.

C.
Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A or B above with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

D.
Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

E.
Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

F.	Fractional Shares. No fractional shares shall be issued under the Plan and the Grantee shall receive from the Company cash in lieu of such fractional shares.

G.
Adjustments.  Upon the happening of any of the foregoing events described in subparagraphs A or B above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 14 and, subject to paragraph 2, its determination shall be conclusive.

H.
Restrictions. If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives shares or securities or cash in connection with a corporate transaction described in subparagraphs A or B above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

15.        Means of Exercising Stock Rights.  A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of , and subject to procedures or restrictions imposed by, the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the Grantee's personal recourse note bearing interest payable not less frequently than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in paragraph 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.          Term and Amendment of Plan.  This Plan was adopted by the Board as of March 28, 2006, subject to approval of the Plan by the stockholders of the Company at the next Meeting of Stockholders or, in lieu thereof, by written consent. The Plan shall expire at the end of the day on May 5, 2016 (except as to Options outstanding on that date). No Stock Rights may be granted under the Plan until the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that (i) the Board may not amend the Plan, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing the amendment, to increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to paragraph 14) or to change the provisions of paragraph 3 regarding eligibility for Options; (ii) the provisions of subparagraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (iii) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders alter or impair the rights of a Grantee, without his consent, under any Stock Right previously granted to him.

17.          Conversion of ISOs into Non-Qualified Options; Termination of ISOs.  Subject to subparagraph 14(C), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any Grantee, may in its discretion take such actions as may be necessary to convert such Grantee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Grantee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the Grantee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan. Nothing in the Plan shall be deemed to give any Grantee the right to have such Grantee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of any such action, the Company shall issue separate certificates to the Grantee with respect to the Options that are Non-Qualified Options and Options that are ISOs.

18.          Application Of Funds.  The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.          Conditions On Issuance of Shares.

A.
Governmental Regulation.  The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority deemed by the Company's counsel to be necessary for the lawful authorization, issuance or sale of such shares.

B.
Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the applicable requirements of any securities exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may postpone the issuance and delivery of the certificate(s) representing the Shares for which an Option has been exercised for such period as may be required by the Company to comply with any applicable listing requirement of any securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

C.
Representations and Warranties.  As a condition to the exercise of an Option, the person exercising such Option may be required to execute an agreement with and/or make any representation and/or warranty to the Company as may be, in the judgment of counsel to the Company, necessary or appropriate under applicable laws or regulations. Such representations and warranties may include, but not be limited to, a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

20.          Withholding of Additional Income Taxes.  Upon the exercise of a Non-Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition (as defined in paragraph 21), the making of a distribution or other payment with respect to such stock or securities, or the vesting or transfer of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company may, in accordance with applicable law, withhold from any property, compensation or other amounts payable to the Grantee any income and/or employment taxes in respect of amounts that constitute compensation includible in gross income, or otherwise treated by federal, state or other applicable law as wages for withholding for income or employment tax purposes. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting or transferability of restricted Common Stock acquired by exercising a Stock Right, on the Grantee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the Grantee in cash or by check of the amount of the withholding taxes or, at the discretion of the Company, by the Grantee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of Option shares having an aggregate fair market value equal to the amount of such withholding taxes. The use of any method of payment other than by cash or check in some cases may require or cause additional withholding obligations.

21.          Notice to Company of Disqualifying Disposition.  By accepting an ISO granted under the Plan, each ISO Grantee thereby agrees to notify the Company in writing immediately after such Grantee makes a Disqualifying Disposition (as described in Section 421, 422, and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. Generally, a Disqualifying Disposition is any disposition (including any sale) of such Common Stock occurring on or before the later of the date (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO.

22.          No Exercise of Option if Engagement or Employment Terminated for Cause.  Unless otherwise provided in the agreement relating to an Option or Award, if the employment (or other service to the Company) of a Grantee is terminated for "Cause," all Options and Awards held by such Grantee shall be forfeited and shall terminate on the date of such termination, and no Option held by the Grantee shall thereupon be exercisable to any extent whatsoever. "Cause" is conduct, as determined by the Board of Directors, involving one or more of the following: (i) gross misconduct by the Grantee which is materially injurious to the Company; or (ii) the commission by the Grantee of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure by the Grantee of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation by the Grantee of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission by the Grantee of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Grantee of a felony involving any financial impropriety or which would materially interfere with the Grantee's ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Grantee to perform in a material respect his or her employment, or engagement, obligations without proper cause; or (v) such other conditions as determined by the Committee and stated in the instrument evidencing an Option or other Stock Right. In making such determination, the Board of Directors shall act fairly and in utmost good faith. For the purposes of this paragraph 22, termination of employment (or other service) shall be deemed to occur when the Grantee receives notice that his employment (or other service) is terminated, and "Company" means the Company and all Related Corporations.

23.          Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Stock Rights shall be governed by the laws of the State of Delaware or the laws of any jurisdiction in which the Company or its successors in interest may be organized. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

ASTEA INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 22, 2016
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Astea International Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement each dated April 25, 2016 and hereby appoints Zack Bergreen and Rick Etskovitz as proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the offices of the Company at 240 Gibraltar Road, Horsham, Pennsylvania 19044, on June 22, 2016 at 11:00 a.m. local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement, and in their discretion upon any other business that may properly come before the meeting or any adjournment or adjournments thereof:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ASTEA INTERNATIONAL INC.

To be held June 22, 2016

GO GREEN
e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.astea.com

Please sign, date and mail
your proxy card in the envelope
provided as soon as possible.

\/ Please detach along perforated line and mail in the envelope provided. \/

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
1. To elect five (5) Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. NOMINEES			FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES	m Zack Bergreen	2. To approve the 2016 Stock Option Plan.	☐	☐	☐
m Keith D. Schneck
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	m Eric S. Siegel m Mark I. Simon m John Tobin	3. To ratify the selection of EisnerAmper LLP as independent auditors for the fiscal year ending December 31, 2016.	☐	☐	☐

☐ FOR ALL EXCEPT (See instructions below)		4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED OR,IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR APPROVAL OF THE 2016 STOCK OPTION PLAN, FOR RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●		STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS MAY VOTE IN PERSON EVEN THOUGH THEY HAVE PREVIOUSLY RETURNED THIS PROXY.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.